Exhibit 99.1

L-3 COMMUNICATIONS HOLDINGS, INC.
1999 LONG TERM PERFORMANCE PLAN
PERFORMANCE UNIT AGREEMENT
(Version 0001)

This Performance Unit Agreement (this ‘‘Agreement’’), effective as of the Grant Date (as defined below), is between L-3 Communications Holdings, Inc., a Delaware corporation (the ‘‘Corporation’’ or ‘‘L-3’’), and the Participant (as defined below).

1.    Definitions. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the 1999 L-3 Communications Holdings, Inc. Long Term Performance Plan (the ‘‘Plan’’). The following terms shall have the following meanings for purposes of this Agreement:

(a)    ‘‘Applicable Unit Multiplier’’ shall mean, with respect to each Performance Measure, the ‘‘Unit Multiplier’’ calculated pursuant to the Award Letter based on the actual level of achievement for the Performance Period; provided, that in the event of a Change of Control, the ‘‘Applicable Unit Multiplier’’ shall mean 100%, subject to upward adjustment (but not above 200%) to the extent (if any) that the Committee is able, in its sole discretion, to assess that the Corporation’s progress, at or prior to the Change of Control, towards the achievement levels set forth in the Award Letter for such Performance Measure exceeds the ‘‘Target’’ performance level as adjusted to account for the reduced period of actual performance.

(b)    ‘‘Award Letter’’ shall mean the award notice to the Participant attached hereto as Exhibit A.

(c)    ‘‘Cause’’ shall mean the Participant’s (1) intentional failure to perform reasonably assigned duties, (2) dishonesty or willful misconduct in the performance of duties, (3) engaging in a transaction in connection with the performance of duties to the Corporation or its subsidiaries which transaction is adverse to the interests of the Corporation and is engaged in for personal profit or (4) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

(d)    ‘‘Change of Control’’ shall mean:

(1)    the acquisition by any person or group (including a group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Corporation or any of its subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 51% or more of the combined voting power of the Corporation’s then outstanding voting securities, other than by any employee benefit plan maintained by the Corporation;

(2)    the sale of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole; or

(3)    the election, including the filling of vacancies, during any period of 24 months or less, of 50% or more of the members of the Board of Directors, without the approval of Continuing Directors, as constituted at the beginning of such period. ‘‘Continuing Directors’’ shall mean any director of the Corporation who either (i) is a member of the Board of Directors on the Grant Date, or (ii) is nominated for election to the Board of Directors by a majority of the Board which is comprised of directors who were, at the time of such nomination, Continuing Directors.

(e)    ‘‘Committee’’ or ‘‘Compensation Committee’’ shall mean the Compensation Committee of the Board of Directors of the Corporation.

(f)    ‘‘Disability’’ shall mean that the Participant, as a result of incapacity due to physical or mental illness, becomes eligible for benefits under the long-term disability plan or policy of the Corporation or a subsidiary in which the Participant is eligible to participate.

(g)    ‘‘Fair Market Value’’ shall mean, with respect to any security, the closing price of the security as reported on the composite tape of New York Stock Exchange issues (or if, at the date of determination, the security is not so listed or if the principal market on which it is traded is not the New York Stock Exchange, such other reporting system as shall be selected by the Committee) on the relevant date, or, if no sale of the security is reported for that date, the next preceding day for which there is a reported sale. The Committee shall determine the Fair Market Value of any security that is not publicly traded, using criteria as it shall determine, in its sole direction, to be appropriate for the valuation.

(h)    ‘‘Final Cash Performance Units’’ shall mean the number of Total Earned Performance Units attributable to Performance Measures the payment of which are to be made in cash as specified in the Award Letter.

(i)    ‘‘Final Stock Performance Units’’ shall mean the number of Total Earned Performance Units attributable to Performance Measures the payment of which are to be made in shares of L-3 stock as specified in the Award Letter.

(j)    ‘‘Grant Date’’ shall mean the ‘‘Grant Date’’ listed in the Award Letter.

(k)    ‘‘Participant’’ shall mean the ‘‘Participant’’ listed in the Award Letter.

(l)    ‘‘Performance Measures’’ shall mean the performance measures set forth in the Award Letter.

(m)    ‘‘Performance Period’’ shall mean the ‘‘Performance Period’’ set forth in the Award Letter, subject to adjustment in accordance with Section 5 hereof.

(n)    ‘‘Performance Units’’ shall mean the number of performance units equal to the Total Target Performance Units or, when finally determined in accordance with this Agreement, the Total Earned Performance Units.

(o)    ‘‘Retirement’’ shall mean that the Participant (A) terminates employment with the Corporation and its subsidiaries other than for Cause (and is not subject to termination for Cause at the time of such termination), (B) is available for consultation with the Corporation or its subsidiaries at the reasonable request of the Corporation or its subsidiaries and (C) terminates employment on or after attaining age 65 and completing at least five years of continuous service, in the aggregate, with the Corporation and its subsidiaries.

(p)    ‘‘Segmented Target Performance Units’’ shall mean, with respect to each Performance Measure, the number of ‘‘Target Units’’ set forth in the Award Letter for the Performance Measure, subject to adjustment pursuant to the terms hereof.

(q)    ‘‘Segmented Earned Performance Units’’ shall mean, with respect to each Performance Measure, the number of Segmented Target Performance Units multiplied by the Applicable Unit Multiplier.

(r)    ‘‘Subsidiary’’ or ‘‘subsidiary’’ shall mean, as to any person, any corporation, association, partnership, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

(s)    ‘‘Total Earned Performance Units’’ shall mean the sum the Segmented Earned Performance Units for all Performance Measures.

(t)    ‘‘Total Target Performance Units’’ shall mean the sum of the Segmented Target Performance Units for all Performance Measures.

2.    Target and Final Awards. Subject to the terms, conditions and restrictions set forth in the Plan and this Agreement, the Corporation hereby grants the Performance Units to the Participant. The initial amount of Performance Units granted hereunder represent a target award to the Participant in respect of the Performance Measures for the Performance Period. The final award to the Participant, and the amount of any payments to the Participant hereunder, shall be based on the actual level of achievement of the Performance Measures for the Performance Period subject to the terms of this Agreement.

3.    Performance Unit Account. The Corporation shall cause an account (the ‘‘Account’’) to be established and maintained on the books of the Corporation to record the number of Performance Units credited to the Participant under the terms of this Agreement. The Participant’s interest in the Account shall be that of a general, unsecured creditor of the Corporation. For the avoidance of doubt, neither this Agreement nor the grant of Performance Units hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a Participant or any other person.

4.    Restrictions on Transfer During Performance Period. The Performance Units shall not be sold, assigned, transferred, pledged, hypothecated, loaned, or otherwise disposed of, and during the Participant’s lifetime, the Participant’s rights with respect to the Performance Units may be exercised only by such Participant or by his or her guardian or legal representative, except that the Performance Units may be transferred in the event of death: (a) to any beneficiar(ies) previously designated in writing by the Participant to the Corporate Secretary of the Corporation or (b) otherwise by will or by the laws of descent and distribution. Any sale, assignment, transfer, pledge, hypothecation, loan or other disposition other than in accordance with this Section 4 shall be null and void ab initio.

5.    Change of Control During Performance Period. In the event of a Change of Control, (a) the Segmented Target Performance Units for each Performance Measure shall automatically be adjusted on a pro-rata basis to reflect the number of completed months out of the entire Performance Period as of the date of the Change of Control and (b) the Performance Period shall automatically be deemed to have terminated and the provisions of Section 10 hereof shall become applicable.

6.    Termination of Employment During Performance Period.

(a)    If the Participant’s employment with the Corporation and its subsidiaries is terminated during the Performance Period: (1) by reason of death or Disability, (2) by Retirement at least one year after the first day of the Performance Period, or (3) by the Company without Cause (each, a ‘‘Qualified Termination’’), the Segmented Target Performance Units for each Performance Measure shall automatically be adjusted on a pro-rata basis to reflect the number of completed months out of the entire Performance Period as of the date of the termination of employment. Thereafter, the Participant (or his/her transferee(s) under Section 4 as the case may be) shall be entitled to any amounts payable under Section 10 following the termination of the Performance Period in accordance with the terms hereof.

(b)    In the event that the Participant’s employment with the Corporation and its subsidiaries is terminated during the Performance Period and is not a Qualified Termination, then the Participant shall forfeit the Performance Units and all of the Participant’s rights hereunder shall cease.

(c)    The Participant’s rights to the Performance Units shall not be affected by any change in the nature of the Participant’s employment so long as the Participant continues to be an employee of the Corporation or any of its subsidiaries.

7.    No Right to Continued Employment. Nothing in this Agreement shall be interpreted or construed to confer upon the Participant any right to continue employment by the Corporation or any of its subsidiaries, nor shall this Agreement interfere in any way with the right of the Corporation or any of its subsidiaries to terminate the Participant’s employment at any time for any reason whatsoever, whether or not with cause.

8.    No Rights as a Stockholder. The Participant’s interest in the Performance Units shall not entitle the Participant to any rights as a stockholder of the Corporation. The Participant shall not be deemed to be the holder of, or have any of the rights and privileges of a stockholder of the Corporation in respect of, the Award Shares (as defined below) unless and until such shares have been issued to the Participant in accordance with Section 10.

9.    Adjustments for Certain Changes. The Committee shall make adjustments in the calculation of any earnings-based Performance Measure to eliminate the effect of any: (a) impairment losses incurred on goodwill and other intangible assets or on debt or equity investments computed in accordance with Financial Accounting Standard No. 142 or other GAAP; (b) gains or losses incurred on the retirement of debt computed in accordance with Financial Accounting Standard No. 145; (c) extraordinary gains and losses in accordance with GAAP; (d) gains and losses in connection with asset dispositions whether or not constituting extraordinary gains and losses; (e) non-cash gains or losses on discontinued operations; (f) adoption by the Company of any new accounting standards required by GAAP or the Securities and Exchange Commission following the Grant Date; and (g) any gains or losses in respect of the litigation matter styled ‘‘L-3 Communications Corporation vs. OSI Systems, Inc.’’ In the event of an equity restructuring, as defined in Statement of Financial Accounting Standards 123R, which affects the Corporation’s common stock, a Participant shall have a legal right to an adjustment to the Performance Measures and/or the number of Performance Units (including any performance goal in respect of the Performance Measures based on market price per share and the number of any Performance Units payable in shares of the Corporation’s common stock) which shall preserve (without enlarging) the value of the award hereunder, with the manner of such adjustment to be determined by the Committee in its sole discretion.

10.    Determination and Payment of Final Awards.

(a)    As promptly as practicable following the termination of the Performance Period, the Committee shall determine the Applicable Unit Multiplier for each of the Performance Measures (the date of such determination being referred to herein as the ‘‘Determination Date’’).

(b)    Promptly following the Determination Date, the Corporation shall pay the Participant an amount in cash (if any), without interest thereon and subject to applicable withholding taxes, equal to the number of Final Cash Performance Units multiplied by the Fair Market Value per share of L-3 common stock as of the last day of the Performance Period. Upon the payment of the cash amount contemplated under this clause (b), the Participant’s Account in respect of the Final Cash Performance Units shall be eliminated.

(c)    Promptly following the Determination Date and the payment by the Participant of any applicable taxes pursuant to Section 11 of this Agreement, but subject to any delay necessary to comply with Section 12 hereof, the Corporation shall issue to the Participant, free and clear of all restrictions, a number of shares of L-3 common stock (if any) equal to the number of Final Stock Performance Units (the ‘‘Award Shares’’). The Corporation shall not be required to deliver any fractional shares, but shall pay to the Participant, in lieu thereof, an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the Fair Market Value as of the last day of the Performance Period of such fractional share. The Corporation shall pay any costs incurred in connection with issuing the Award Shares. Upon the issuance of the Award Shares (any payment of any cash amounts in respect of fractional shares) to the Participant, the Participant’s Account in respect of the Final Stock Performance Units shall be eliminated.

(d)    Subject to the provisions of Sections 11 and 12 with respect to the issuance of Award Shares, all payments of cash or issuances of Award Shares under this Section 10 shall be made no earlier than January 1, and no later than March 15, of the year after the year in which the Performance Period terminates; provided, that notwithstanding the foregoing, in the event the Performance Period terminates as a result of a Change of Control, such payments of cash and issuances of Award Shares shall be made no later than the 30th calendar day following such Change of Control.

(e)    Notwithstanding the provisions of this Section, in the event of the death of the Participant prior to the making of any payment or the issuance of the Award Shares under this Section 10, such payment or issuance shall be made to the transferee(s) of the Performance Units as provided for under Section 4 hereof.

11.    Tax Withholding. As a condition to the Corporation’s issuance of the Award Shares (if any), the Participant shall remit to the Corporation an amount sufficient to satisfy Federal, state, local or foreign withholding tax requirements (if any). The payment shall be in the form of: (i) cash, (ii) at the Corporation’s sole discretion, the delivery of Shares, (iii) at the Corporation’s sole discretion, a reduction in the number of Shares otherwise issuable or deliverable or other amounts otherwise payable to the Participant pursuant to this Agreement , or (iv) a combination of (i), (ii) and/or (iii). The value of any Shares delivered or withheld as payment in respect of withholding tax requirements shall be determined by reference to the Fair Market Value of such Shares as of the date of such withholding or delivery.

12.    General Restrictions. Notwithstanding anything in this Agreement to the contrary, the Corporation shall have no obligation to issue or transfer any Award Shares as contemplated by this Agreement unless and until such issuance or transfer shall comply with all relevant provisions of law and the requirements of any stock exchange on which the Corporation’s shares are listed for trading.

13.    Dividends. If the Corporation shall declare a record date for the payment of a cash dividend on its common stock following the completion of the Performance Period and prior to the issuance of the Award Shares (if any), then on the payment date in respect of such dividend, a cash dividend equivalent shall be paid to the Participant (subject to applicable tax withholding) with respect to the Final Stock Performance Units, with each Final Stock Performance Unit being equivalent to one share of common stock for this purpose.

14.    Plan Governs. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by its terms, all of which are incorporated herein by reference. The Plan shall govern in the event of any conflict between this Agreement and the Plan.

15.    Modification of Agreement. This Agreement may be not be modified, amended, suspended or terminated, and any terms or conditions may not be waived, without the approval of the Committee. The Committee reserves the right to amend or modify this Agreement at any time without prior notice to any Participant or other interested party; provided, that except as expressly provided hereunder, any such amendment or modification may not adversely affect in any material respect the Participant’s rights or benefits hereunder except for such amendments or modifications as are required by law.

16.    Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

17.    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

18.    Successors in Interest; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon any successor to the Corporation. This Agreement shall inure to the benefit of the Participant or the Participant’s legal representatives. All obligations imposed upon the Participant and all rights granted to the Corporation under this Agreement shall be final, binding and conclusive upon the Participant’s heirs, executors, administrators and successors. Except as expressly provided herein, nothing in this Agreement shall confer any rights upon any person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

19.    Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the

Participant, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action determination or interpretation made in good faith with respect to the Plan or the Performance Units. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement. The Committee shall have the power to delegate any and all of its rights and duties hereunder to any officer of the Corporation to the extent permitted under applicable law.

20.    Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Participant and Corporation for all purposes.

21.    Data Privacy Consent. As a condition of the grant of the Performance Units, the Participant hereby consents to the collection, use and transfer of personal data as described in this paragraph. The Participant understands that the Corporation and its subsidiaries hold certain personal information about the Participant, including name, home address and telephone number, date of birth, social security number, salary, nationality, job title, ownership interests or directorships held in the Corporation or its subsidiaries, and details of all performance units or other equity-based awards or other entitlements to shares of common stock awarded, cancelled, exercised, vested or unvested (‘‘Data’’). The Participant further understands that the Corporation and its subsidiaries will transfer Data among themselves as necessary for the purposes of implementation, administration and management of the Participant’s participation in the Plan, and that the Corporation and any of its subsidiaries may each further transfer Data to any third parties assisting the Corporation in the implementation, administration and management of the Plan. The Participant understands that these recipients may be located in the European Economic Area or elsewhere, such as the United States. The Participant hereby authorizes them to receive, possess, use, retain and transfer such Data as may be required for the administration of the Plan or the subsequent holding of shares of common stock on the Participant’s behalf, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer to a broker or other third party with whom the Participant may elect to deposit any shares of common stock acquired under the Plan. The Participant may, at any time, view such Data or require any necessary amendments to it.

22.    Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By accepting this Agreement and the grant of the Performance Units contemplated hereunder, the Participant expressly acknowledges that (a) the grant of Performance Units is a one-time benefit that does not create any contractual or other right to receive future grants of performance units, or benefits in lieu of performance units; (b) all determinations with respect to future grants of Performance Units, if any, including the grant date, the number of Performance Units granted and the performance period, will be at the sole discretion of the Corporation; (c) the Participant’s acknowledgment and acceptance of this Agreement is voluntary; (d) the value of the Performance Units is an extraordinary item of compensation that is outside the scope of the Participant’s employment contract, if any, and nothing can or must automatically be inferred from such employment contract or its consequences; (e) grants of performance units are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and the Participant waives any claim on such basis; (f) the future value of the Performance Units is unknown, cannot be predicted with certainty and may be zero; and (g) the Plan is discretionary in nature and may be suspended or terminated by the Corporation at any time. In addition, the Participant understands, acknowledges and agrees that except as expressly provided hereunder, the Participant will have no rights to compensation or damages related to Performance Unit proceeds in consequence of the termination of the Participant’s employment for any reason whatsoever and whether or not in breach of contract.

23.    Book Entry Delivery of Award Shares. Whenever reference in this Agreement is made to the issuance or delivery of Award Shares, the Corporation may elect to issue or deliver such shares in book entry form in lieu of certificates.

24.    Acceptance. This Agreement shall not be enforceable until it has been executed by the Participant.

By: L-3 COMMUNICATIONS HOLDINGS, INC.

Michael T. Strianese President and Chief Executive Officer

Kathleen E. Karelis Senior Vice President, General Counsel and Corporate Secretary

Acknowledged and Agreed
as of the date first written above:

Participant Signature